UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023 (August 8, 2023)

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Greenwich Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BK	New York Stock Exchange
6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities of Mellon Capital IV (fully and unconditionally guaranteed by The Bank of New York Mellon Corporation)	BK/P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 8, 2023, the Board of Directors (the “Board”) of The Bank of New York Mellon Corporation (the “Corporation”) approved and adopted amendments to the Corporation’s Amended and Restated By-Laws, effective August 8, 2023 (as so amended, the “By-laws”). The amendments revise and clarify procedural and information requirements for the Corporation’s stockholders proposing business for consideration or nominating persons for election to the Board at meetings of stockholders, including in order to provide an orderly process in consideration of the U.S. Securities and Exchange Commission’s “universal proxy card” rules. The amendments also include revisions to reflect developments in the Delaware General Corporation Law (the “DGCL”), as well as other technical, conforming, clarifying and modernizing revisions. The following is a summary of the amendments:

•	Article One Section 5 has been amended to clarify the procedures for the Corporation to address deficiencies in nominations and other proposals brought by stockholders;

•

Article Two Section 4(a)(ii) has been amended, and Article Two Section 4(a)(iii) has been added, to enhance the information requirements for stockholders intending to nominate persons for election to the Board at meetings of stockholders, including without limitation, to:

•	require a proposing stockholder’s notice to provide more inclusive information and representations in respect of any proposed nominee as well as in respect of such proposing stockholder;

•

clarify that certain required information and representations applicable to the proposing stockholder also apply to any beneficial owner of stock on whose behalf the nomination is made, and any person acting in concert with the proposing stockholder or such beneficial owner;

•	Article Two Section 4(a)(iv) has been added to require, in connection with any stockholder nomination of persons for election to the Board, that:

•

prior to the submission by a proposing stockholder of the requisite notice, such proposing stockholder must request from the Secretary of the Corporation in writing the required forms of questionnaire, representation and agreements, and that the notice must include the completed questionnaire signed by each proposed nominee and the representation and agreements signed by, as applicable, the proposing stockholder, each proposed nominee and any other person on whose behalf the nomination is made;

•

the proposing stockholder, each proposed nominee and any other person on whose behalf the nomination is made must agree, among other matters, to update and supplement the disclosures in the proposing stockholder’s notice so that such notice is true and correct as of the record date and as of the date that is the 10th business day prior to the applicable stockholder meeting;

•

Article Two Section 4(a)(v) has been added to clarify that the Corporation may, as a condition of any nomination being deemed properly brought by a proposing stockholder before a stockholder meeting, require the proposing stockholder, each proposed nominee and any other person on whose behalf the nomination is made to provide such additional information as may be required by the Corporation to assess the independence of any proposed nominee and/or as may be material to a reasonable stockholder’s understanding of the qualifications and fitness of any proposed nominee;

•	Article Two Section 4(a)(vi) has been amended to require a proposing stockholder to use a proxy card color other than white;

•

Article Two Section 4(a)(vii) and 4(a)(viii) have been added to clarify that the Corporation need not present and/or may disregard a stockholder nomination if the proposing stockholder fails to meet certain procedural requirements, such as:

•

providing a certification (and upon request by the Corporation, reasonable evidence) that the proposing stockholder has met the requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended; and

•	the proposing stockholders or its qualified representative appearing at the meeting to present the nomination.

•	In addition, conforming changes have been made to Article Two Section 5 with respect to the information required in the context of a proxy access nomination.

•

Other clarifying and modernizing changes include amendments to Article One Sections 4 and 10 to conform with developments in the DGCL, as well as the adoption of gender-neutral terminology with respect to the Chair of the Board.

The foregoing summary of the amendments to the By-laws does not purport to be a complete summary and is qualified in its entirety by reference to the Amended and Restated By-laws, which are filed herewith as Exhibit 3.1 and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated By-Laws of The Bank of New York Mellon Corporation, as amended on August 8, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: August 11, 2023	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Secretary